UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2015

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2015, FleetCor Technologies, Inc. held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A total of 79,723,572 shares were represented at the Annual Meeting. The following matters were submitted to a vote of the stockholders.

Proposal 1 — election of three Class II Directors for a term expiring in 2018:
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew B. Balson	46,146,654	28,767,733	4,809,185
Mark A. Johnson	46,312,411	28,601,976	4,809,185
Jeffrey S. Sloan	52,138,842	22,775,545	4,809,185

Proposal 2 — ratify the appointment of Ernst & Young LLP as FleetCor’s independent auditor for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Votes Abstain

79,336,784	162,510	224,278

Proposal 3 — Stockholder Proposal on Proxy Access:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

34,877,823	39,482,060	554,504	4,809,185

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

June 12, 2015	By:	/s/Sean Bowen

Name: Sean Bowen
Title: General Counsel